                               CONSENT OF COUNSEL

                                AIM GROWTH SERIES

We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for each portfolio of AIM Growth Series (the "Trust"), all of which are included in Post-Effective Amendment No. 72 to the Registration Statement under the Securities Act of 1933, as amended (No. 002-57526), and Amendment No. 68 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-02699), on Form N-1A of the Trust.


                                         /s/ Stradley Ronon Stevens & Young, LLP
                                         ---------------------------------------
                                         Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania
July 22, 2009